SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On June 16, 2006, Cedar Fair, L.P. released additional financial information regarding the acquisition of the Paramount Parks from CBS Corporation. This information is provided below.

Paramount Parks Summary Historical Income Statement ($ in millions)
	Actual FYE December 31,
	2003	2004	2005
Net Revenue(1)	$375.4	$409.5	$423.1
% Growth	NA	9.1%	3.3%
Gross Profit	$161.6	$175.2	$179.3
% Margin	43.0%	42.8%	42.4%
Selling, General and Administrative	$65.0	$69.6	$69.5
% of Sales	17.3%	17.0%	16.4%
EBIT	$51.1	$53.9	$60.2
% Margin	13.6%	13.2%	14.2%
EBITDA	$96.6	$105.6	$109.8
% Margin	25.7%	25.8%	25.9%
Interest Expense	$0.0	$0.0	$0.0
Other Income	0.2	1.4	1.1
Pre-Tax Income	$51.3	$55.4	$61.3
% Margin	13.7%	13.5%	14.5%
Effective Tax Rate %	40.0	39.1	39.2
Net Income	$30.8	$33.7	$37.3
% Margin	8.2%	8.2%	8.8%

* The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage Corporate Vice President - Finance and Chief Financial Officer

Date: June 16, 2006